EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post Effective Amendment No. 1 to Registration Statement on Form S-3 on Form S-1 of Veracyte, Inc. of our report dated March 20, 2014 relating to the financial statements, which appears in Veracyte, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2015.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
San Jose, California
March 14, 2016